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                                                                   Exhibit 1.02


                     AMENDED AND RESTATED SELLING AGREEMENT

                  THIS AMENDED AND RESTATED SELLING AGREEMENT made as of this
[ ] day of May, 2002 among, TUDOR FUND FOR EMPLOYEES L.P., a Delaware limited partnership (the "Partnership"), SECOND MANAGEMENT LLC, a Delaware limited liability company (the "General Partner"), and CIS SECURITIES, Inc., a Delaware corporation (the "Selling Agent").

                                   WITNESSETH

                  WHEREAS:

                  A. The Partnership and Cargill Investor Services, Inc. ("Cargill") entered into a Selling Agreement dated as of June 15, 2000 (the "Original Agreement").

                  B. The Selling Agent has succeeded to certain broker-dealer operations of Cargill.

                  C. The Partnership wishes to continue to issue and sell from time to time units of limited partnership interest ("Units") and the Selling Agent is willing on a non-exclusive and "best efforts" basis to assist in the sale of Units.

                  D. The parties hereto desire to amend and restate the Original Agreement.

                  E. The Selling Agent acknowledges receipt of copies of the Limited Partnership Agreement of the Partnership and of a Prospectus dated May
[ ], 2002 (as supplemented, amended, or otherwise revised and in effect from time to time, the "Prospectus") relating to the sale of Units.

                  F. In consideration of the services to be rendered by the Selling Agent hereunder, the General Partner has agreed to compensate the Selling Agent as provided herein.

                  NOW, THEREFORE, in consideration of the mutual promises and undertakings herein contained, the parties hereto agree as follows:

                  1.     Grant of Distributorship.
                         ------------------------

                  (a) On the basis of the representations, warranties and covenants herein contained, but subject to the terms and conditions herein set forth, the Partnership hereby grants to the Selling Agent the non-exclusive right, during the term of this Agreement, to sell Units as agent and on behalf of the Partnership to individuals and entities (each a "Limited Partner") in an offering of Units registered under the Securities Act of 1933 as amended (the "Securities Act") and under the securities laws of each jurisdiction in which Units are offered and sold. Units will be sold at a purchase price

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(the "Purchase Price") equal to the net asset value per Unit determined in accordance with the Prospectus and the Limited Partnership Agreement of the Partnership as in effect from time to time. The minimum initial subscription by each new Limited Partner and the minimum subscription by existing Limited Partners shall be $1,000. The General Partner may, at its sole discretion and for any reason, reject any subscription for Units, in whole or in part, or expel any Limited Partner subsequent to the sale of Units and may suspend partially or entirely the sale of its Units.

                  (b) From time to time, prior to each Subscription Date (as defined in the Prospectus), the Selling Agent will notify the General Partner in writing as to the dollar amount for which the Selling Agent shall have received subscription requests and the names of each prospective Limited Partner making such a request. Not later than the close of business in New York on the business day immediately prior to the relevant Subscription Date, the Selling Agent will confirm the dollar amount subscribed for and forward to the General Partner by facsimile copies of the relevant Subscription Agreements completed in full. The General Partner will promptly notify the Selling Agent whether such subscription requests have been accepted.

                  2.       Manner of Sales.  The Selling Agent, the Partnership
                           ---------------
and the General Partner hereby agree that:


                  (a) Neither the Selling Agent nor any person authorized \ by or acting on its behalf will directly or indirectly offer to sell, offer for sale or sell the Units by means of any form of general solicitation or general advertising and neither the Selling Agent nor any such person will offer to sell, offer for sale or sell the Units by means of any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

                  (b) Unless otherwise agreed by the Selling Agent, the General Partner and the Partnership, offers of Units will only be made by the Selling Agent by means of the then-current Prospectus, the then-current form of Subscription Agreement, the most recent audited annual financial statements, and such other documents as may be agreed upon in writing from time to time by the Selling Agent, the General Partner and the Partnership (collectively, the "Offering Materials"), and no documents other than the Offering Materials will be provided to prospective investors or used by the Selling Agent for purposes of communicating with prospective investors with respect to the offering of the Units.

                  (c)      Intentionally omitted.

                  (d) Neither the Selling Agent nor any person authorized by or acting on its behalf will directly or indirectly offer to sell, offer for sale or sell the Units in any manner that violates the laws or regulations of any applicable jurisdiction. All services of the Selling Agent provided for by this Agreement shall be performed in a manner consistent with the Prospectus and the Limited Partnership Agreement of the Partnership

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                  (e)      The Selling Agent, and its employees and agents,
shall hold in strictest confidence any and all confidential information and materials provided to the Selling Agent by the Partnership and the General Partner, except as may otherwise be required by applicable law or the rules and regulations of the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. (the "NASD") or any other regulator having jurisdiction over the Selling Agent. Neither the Selling Agent, nor any of its employees or agents, shall use any of the same except for purposes contemplated by this Agreement.

                  (f) The Selling Agent will retain in its records and make available to the Partnership, the General Partner, and their respective agents for a period of at least six years from the date of a subscription all information provided to the Selling Agent by each Limited Partner and leading the Selling Agent to believe that the purchase of Units by such Limited Partner is within the permitted class of investors under the requirements set forth herein.

                  (g) The General Partner will give the Selling Agent a copy of each "blue sky" survey prepared on behalf of the Partnership. The Selling Agent shall not solicit any investor in any jurisdiction in which the Units are not then qualified for offering and sale unless there is an exemption from qualification available in such jurisdiction. The General Partner may, but it not obligated to, cause the Partnership to qualify the Units in any jurisdiction requested by the Selling Agent.

                  3.       Suspension of Sales.  The Partnership reserves the
                           -------------------
right to suspend offerings in whole or in part and to refuse to accept any application for Units at any time at the sole discretion of the General Partner.

                  4.       Provision of Information.
                           ------------------------

                  (a) The Partnership shall furnish to the Selling Agent copies of all Offering Materials, financial statements and other papers prepared by the Partnership in its normal course of business and intended for distribution to investors which the Selling Agent may reasonably request for use in connection with the sale of Units.

                  (b) The Selling Agent is not authorized by the General Partner or the Partnership to give any information or to make any representations other than those contained in the Offering Memorandum (as in effect on such date) or contained in shareholder reports or other material that may be prepared by or on behalf of the Partnership for the Selling Agent's use.

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                  5.       Representations and Warranties.
                           ------------------------------

                  (a) Each of the Partnership, the General Partner and the Selling Agent represents and warrants that (i) it is duly organized and validly existing under the laws of the jurisdiction of its formation, (ii) it has full power and authority to conduct its business as currently conducted or as contemplated to be conducted by this Agreement, and (iii) the execution, delivery and performance of this Agreement has been duly authorized by all necessary action, and upon execution and delivery hereof, this Agreement will be the valid, binding and enforceable obligation of such party, except as enforceability may be limited by bankruptcy, moratorium, insolvency, or other law or enactment now or hereafter enacted and by legal and equitable restrictions on the availability of specific performance and other equitable remedies.

                  (b) The Selling Agent represents and warrants that it possesses and will continue to maintain all government licenses, permits, certificates, consents, orders, approvals, memberships in self-regulatory organizations and other authorizations, if any, necessary with respect to its qualification to offer Units for sale, or solicit offers to buy Units under the circumstances in which it makes such offerings or solicitations in particular jurisdictions. In each of the various jurisdictions in which the Selling Agent will be making such offers and solicitations, (i) it will only offer to sell, offer for sale or sell, directly or indirectly, Units in compliance with applicable laws, and (ii) it will not offer to sell, offer for sale or sell, directly or indirectly, Units in any jurisdiction in which offers or sales of the Units are not authorized or in a manner which may be deemed to result in a public offering of Units. Notwithstanding anything to the contrary herein, the Selling Agent will not be required to offer to sell, offer for sale or sell, directly or indirectly, Units in any jurisdiction in which the Selling Agent does not have the necessary, licenses, permits, qualifications, consents, orders, approvals, memberships or authorizations to permit it to make such offer or sale.

                  (c) The General Partner and the Partnership represent and warrant that at the time of any solicitation of Units, the Offering Materials will not contain an untrue statement of a material fact, or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information with respect to the Selling Agent furnished to the General Partner or the Partnership by the Selling Agent in connection with the Offering Materials.

                  6.       Indemnification.
                           ---------------

                  (a) The General Partner agrees to indemnify and hold harmless the Selling Agent and each person, if any who controls the Selling Agent within the meaning of the Securities Act, (collectively, the "Indemnified Selling Agent Parties") against any losses, claims, damages or liabilities, joint or several, to which the Selling Agent or such controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact

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contained in (A) the Offering Materials furnished to the Selling Agent for use in selling the Units or (B) any blue sky application or other document executed by the Partnership specifically for that purpose or based upon written information furnished by the Partnership filed in any state or other jurisdiction in order to qualify any or all of the Units under the securities laws thereof (any such application, document or information being hereinafter called a "Blue Sky Application"), or (ii) the omission or alleged omission to state in the Offering Materials or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Indemnified Selling Agent Party for any legal or other expenses reasonably incurred by such Indemnified Selling Agent Party in connection with investigating or defending any such claim, liability or action; provided, however, that the General Partner will not be liable in any case to the extent that such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Partnership by the Selling Agent specifically for use with reference to the Selling Agent in the preparation of any such Blue Sky Application of Offering Materials. This indemnity agreement will be in addition to any liability which the General Partner may otherwise have.

                  (b) The Partnership agrees to indemnify and hold harmless each Indemnified Selling Agent Party in the manner and to the extent provided in paragraph (a) above; provided, however, that no such indemnification by the Partnership of the Indemnified Selling Agent Party shall be permitted under this Agreement for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each claim involving alleged Federal or state securities laws violations by the Indemnified Selling Agent Party; (ii) such claims against the Indemnified Selling Agent Party have been dismissed with prejudice on the merits by a court of competent jurisdiction; or (iii) a court of competent jurisdiction approves a settlement of the claims against the Indemnified Selling Agent.

                  (c) The Selling Agent agrees to indemnify and hold harmless the General Partner, the Partnership and each person, if any who controls the General Partner or the Partnership within the meaning of the Securities Act, (collectively, the "Indemnified Partnership Parties") against any losses, claims, damages or liabilities, joint or several, to which the General Partner, the Partnership or such controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise or are based upon the actions or inactions of the Selling Agent in connection with its performance of its duties hereunder, and will reimburse each Indemnified Partnership Party for any legal or other expenses reasonably incurred by such Indemnified Partnership Party in connection with investigating or defending any such claim, liability or action; provided, however, that the Selling Agent shall have no liability for statements contained in the Offering Materials or any other document unless such statements were based upon information supplied by the Selling Agent. This indemnity agreement will be in addition to any liability which the Selling Agent may otherwise have.

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                  (d)      Promptly after receipt by an indemnified party of
notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this
Section 6, notify in writing the indemnifying party of the commencement thereof.

                  7.       Compensation.
                           ------------

                  (a) The General Partner and the Selling Agent agree that, in consideration of the Selling Agent performing its duties under this Agreement, the General Partner will pay the Selling Agent an annual fee of $10,000; provided however that such compensation may not exceed 10% of the net proceeds of the offering of Units.

                  (b) Acceptance by the Selling Agent of the compensation provided for herein will constitute a representation by the Selling Agent that it has complied with all of the provisions of this Agreement and that it will continue to comply with the provisions of this Agreement for so long as it continues to receive any such compensation.

                  8.       Confidentiality. Each party, including its respective
                           ---------------
employees and agents, shall treat as confidential all information of all other parties, including, without limitation, the Offering Materials, provided that the parties may disclose the Offering Materials to third parties in connection with the offer to sell, offer for sale, or sale, of Units as contemplated by this Agreement and the Offering Memorandum. Notwithstanding the above, no party shall have liability to the others with regard to disclosure of any information that (i) was generally known and available in the public domain at the time it was disclosed or becomes generally known or available through no fault of the disclosing party, (ii) is disclosed with the prior written approval of the party that such information relates to, (iii) becomes known to the disclosing party from a source other than the party that such information relates to without breach of this Agreement and otherwise not in violation of such party's rights, or (iv) is disclosed pursuant to the order or requirement of a court, administrative agency, or other governmental body; provided that the disclosing party shall provide prompt advance notice thereof sufficient to enable the party that such information relates to seek a protective order otherwise prevent such disclosure.

                  9.       Representations, Warranties, Compensation
                           ------------------------------------------
Arrangements and Indemnities to Survive Delivery. The representations,
------------------------------------------------
warranties and indemnities of the Partnership, the General Partner and the Selling Agent set forth in or made pursuant to this Agreement will survive (i) the delivery of and payment for the Units; and (ii) the termination of this Agreement.

                  10.      Term; Amendment.
                           ---------------

                  (a) This Agreement shall be in effect through January 31, 2003. Thereafter this Agreement shall be renewed automatically for successive one year terms unless any of the parties hereto shall have notified the other of its desire not to renew this

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Agreement by notice given not less than 30 days prior to the original or any extended expiration date hereof.

                  (b) This Agreement may not be amended except by written agreement between the parties hereto.

                  11. Notices. All communications under this Agreement must be in writing and must be sent (i) by telecopy if the sender on the same day
                                -
sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), (ii) by registered or certified mail with return
                            --
receipt requested (postage prepaid), or (iii) by a recognized overnight delivery
                                         ---
service (with charges prepaid). Communications under this Section 11 will be deemed given only when actually received. All communications shall be addressed as follows, or to such other address as may be provided in writing:

                  if to Selling Agent:

                  CIS Securities, Inc.
                  233 S. Wacker Drive, Suite 2300
                  Chicago, IL 60606
                  Fax:     (312) 460-4938
                  Tel:     (312) 460-4926
                  Attn:    Barbara Pfendler

                  if to the Partnership or the General Partner:

                  Second Management LLC
                  1275 King Street
                  Greenwich, CT 06831
                  Fax:     (203) 861-5144
                  Tel:     (203) 863-6704
                  Attn:    Louise M. Zarrilli

                  with copies to:

                  Tudor Investment Corporation
                  1275 King Street
                  Greenwich, CT 06831
                  Fax:     (203) 861-5144
                  Tel:     (203) 863-6704
                  Attn:    General Counsel

                  12.      Parties.  This Agreement shall inure to the sole and
                           -------
exclusive benefit of, and be binding upon, the parties hereto and their respective successors. No party hereto shall be entitled to assign or delegate its respective rights or obligations hereunder without the written consent of the other party hereto.


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                  13.      Governing Law.  This Agreement shall be governed by
                           -------------
the laws of the State of New York without regard to the conflict of law principles thereof.

                  14.      Jurisdiction. With respect to any suit, action, or
                           ------------
proceeding relating to or arising out of this Agreement, each party irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan. Each party hereby waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) relating to or arising out of this Agreement.

                  15.      Headings.  The paragraph headings used in this
                           --------
Agreement are included herein for convenience of reference only, and shall not constitute a part of this Agreement for any other purpose or in any way affect the construction of this Agreement.

                  16.      Counterparts.  This Agreement may be executed in
                           ------------
several counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute one agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed in their respective names and behalves the day and year first above written.

                                            TUDOR FUND FOR EMPLOYEES L.P.

                                            By:   Second Management LLC,
                                                  General Partner

                                            By:
                                                  ------------------------------
                                                  Name:  John R. Torell
                                                  Title: Managing Director

                                            SECOND MANAGEMENT LLC


                                            By:
                                                  ------------------------------
                                                  Name:  Louise M. Zarrilli
                                                  Title: Managing Director

                                            CIS SECURITIES, INC.


                                            By:
                                                  ------------------------------
                                                  Name:  Barbara Pfendler
                                                  Title: President

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